EXHIBIT 99.1

O.I. Corporation Announces Third Quarter Dividend

College Station, Texas---July 27, 2010—O.I. Corporation (NASDAQ: OICO) today announced that its Board of Directors declared a quarterly cash dividend of $0.05 per common share payable on August 30, 2010 to shareholders of record at the close of business on August 13, 2010.

About O.I. Corporation:

O.I. Corporation, dba OI Analytical, develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases.  Providing products used to digest, extract, and separate components of chemical mixtures, the Company designs application-specific solutions for various industries including environmental testing, defense, and petrochemical.  Headquartered in College Station, Texas, the Company's products are sold worldwide.

Visit the Company's web site at:
http://www.oico.com

Investor Relations:
Bruce Lancaster
Chief Executive Officer &
Chief Financial Officer
979.690.1711